John V. Murphy
Chairman and                                          OppenheimerFunds Logo
Chief Executive Officer                               OppenheimerFunds, Inc.
                                                      Two World Financial Center
                                                      225 Liberty Street
                                                      New York, NY 10281-1008
                                                      www.oppenheimerfunds.com

                                                               August 30, 2007

Dear Oppenheimer Emerging Technologies Fund Shareholder:

     We have  scheduled a  shareholder  meeting on October 19, 2007,  for you to decide upon an important proposal for the Fund. Your ballot card, an Oppenheimer
Capital  Appreciation Fund prospectus,  and a detailed  combined  prospectus and proxy statement are enclosed with this letter.

     After careful  consideration,  the Board of Trustees has determined that it
would  be  in  the  best  interest  of  shareholders  of  Oppenheimer   Emerging
Technologies  Fund to  reorganize  into another  Oppenheimer  fund-  Oppenheimer
Capital  Appreciation Fund. A shareholder meeting has been scheduled for October
19, and all Emerging  Technologies Fund shareholders of record on June 12, 2007, are  being  asked  to  vote  either  in  person  or by  proxy,  on the  proposed reorganization.  You  will  find  a  combined  prospectus  and  proxy  statement detailing the proposal,  a ballot card, a Capital  Appreciation Fund prospectus, instructions  for voting by  telephone  or Internet  and a  postage-paid  return envelope for voting by mail enclosed for your use.

Why does the Board of Trustees recommend this change?

     The Board voted to recommend  that  shareholders  of Emerging  Technologies
Fund approve a proposal to reorganize  the Fund into Capital  Appreciation  Fund after  considering,  among  other  things,  Fund  performance,  the  two  Funds'
respective  investment  objectives and policies,  management fees,  distribution fees and other  operating  expenses,  historical  performance  and  asset  size.
Shareholders of Emerging  Technologies  Fund are expected to realize a number of benefits from the proposed  reorganization.  The assets of Emerging Technologies
Fund  have been  decreasing  significantly  since  2000,  resulting  in the Fund spreading its operating costs over a declining asset base. If the reorganization is  approved,  shareholders  would get the  benefit of a larger  fund with lower operating  expenses,  resulting in you paying  significantly lower expenses as a shareholder  of Capital  Appreciation  Fund.  Furthermore,  the  performance  of
Capital  Appreciation  Fund has  consistently  outperformed  the  performance of
Emerging  Technologies  Fund.  Moreover,  the Funds'  investment  objectives and overall  strategy  of  investing  in growth  stocks  are the same.  The Board of
Emerging Technologies Fund believes that shareholders will be best served by the proposed reorganization, and recommends a vote "For" the proposal.

How do you vote?

     To cast your vote, simply mark, sign and date the enclosed proxy ballot and return it in the postage-paid  envelope today. You also may vote by telephone or
Internet by following the  instructions on the proxy ballot.  Using a touch-tone telephone  or the Internet to cast your vote saves you time and helps reduce the
Fund's expenses.  If you vote by phone or Internet,  you do not need to mail the proxy ballot.

     Remember,  it can be expensive  for the Fund--and  ultimately  for you as a shareholder--to  remail ballots if not enough  responses are received to conduct the  scheduled  meeting.  If your  vote is not  received  before  the  scheduled meeting, you may receive a telephone call asking you to vote.

     Please read the  enclosed  prospectuses  and proxy  statement  for complete details on this proposal.  Of course, if you have any questions,  please contact your financial advisor, or call us at 1.800.  225.5677. As always, we appreciate your  confidence  in  OppenheimerFunds  and look forward to serving you for many years to come. Sincerely,

                                                            /s/ John V. Murphy

Enclosures
XP0765.002.0807

Oppenheimer Emerging Technologies Fund Shareholder Meeting Notice

Dear Shareholder:

     We have  scheduled  a  shareholder  meeting on October  19, 2007 for you to decide upon an important proposal for the Fund. After careful consideration, the
Board of  Trustees  has  determined  that it would  be in the best  interest  of shareholders  of  Oppenheimer  Emerging  Technologies  Fund to  reorganize  into another Oppenheimer fund,  Oppenheimer Capital  Appreciation Fund.

     Please  take a few  moments  of your  time to  review  the  attached  proxy statement,  and the Capital  Appreciation  Prospectus and vote your shares. Your vote is extremely  important no matter the size of your  investment and critical to conducting the formal business of the Meeting.

     To  VIEW  THE   PROXY   STATEMENT   please   click   on  the  link   below.

www.oppenheimerfunds.com

To VIEW THE  CAPITAL  APPRECIATION  PROSPECTUS  please click on the link below.

www.oppenheimerfunds.com

To VOTE YOUR SHARES please click on the link below. You will need the proxy control number and check digit found below in order to vote your shares.

www.oppenheimerfunds.com

Proxy Control  Number:

Check Digit:

     If you have any questions please contact your financial  advisor or call us at 1.800.225.5677.  As always, we appreciate your confidence in OppenheimerFunds and look forward to serving you for many years to come.